SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

       This Settlement Agreement and Mutual General Release ("Agreement") is made as of October 1, 1997 ("Effective Date"), between: Fred S. Ostern ("Ostern") and The Eastwoods Group, Inc. ("Eastwoods"), on the one hand, and Fotoball USA, Inc., a Delaware corporation ("Fotoball") on the other hand (sometimes referred to individually and collectively as "Party" or "Parties")

I.     RECITALS.

       A.  This Agreement is made with reference to the following facts:

       1. On March 14, 1997, Ostern filed a Complaint for Damages Based on Breach of Written Contract in San Diego Superior Court, Case No. 708893 ("Action"). Ostern alleges in the Action, inter alia, that Fotoball breached the employment agreement dated January 1, 1996 between Ostern and Fotoball ("Employment Agreement") by failing to review Ostern's base salary for 1997 and for failing to fully pay Ostern's 1996 bonus. A true and correct copy of the Employment Agreement is attached hereto as Exhibit "A" and is incorporated herein by this reference.

       2. On April 16, 1997, Fotoball answered Ostern's complaint, denied the allegations in the Action, and raised affirmative defenses to Ostern's claims.

       3. The Parties have reached a settlement of their dispute and desire to enter into a mutual general release to settle fully and finally any and all existing and/or potential Claims and Costs as defined herein, except as expressly reserved.

II.    DEFINITIONS.

       As used in this Agreement, the following phrases and words have the following meanings:

       A.  Associated Entities and Persons.

       "Associated Entities and Persons " shall include, to the broadest extent allowed by law, accountants, administrators, affiliates and partners, agents, assigns, attorneys, beneficiaries, co-venturers, directors, employees, former employees, executors, heirs, officers, partners, subcontractors, predecessor partnerships, predecessors-in-interest, representatives, shareholders, spouses, subsidiaries, successor partnerships and successors-in -interest.

       B.  Claims.

       "Claims" shall include all claims, rights, demands, liabilities, and causes of action (whether asserted, unasserted, known, unknown, contingent, accrued, inchoate or otherwise) arising out of the Action, the Exclusive Services Agreement dated December 23, 1993 with Eastwoods, and/or the Employment Agreement dated January 1, 1996, including without limitation, the Claims in the Action and any and all Claims for compensation, however derived, arising out of or related to work performed by Ostern or Eastwoods while an employee of or consultant to Fotoball regardless of whether such work, contacts, negotiations or discussions resulted in or will result in any type of arrangement, contract or compensation of any type to Fotoball during or at any time after Ostern's employment or Eastwoods' consulting with Fotoball, including at any time after the Effective Date of this Agreement.

       C.  Costs.

       "Costs" shall include all costs, losses, damages, expenses, attorneys' fees, other fees, interest, and all other obligations.

III.   EMPLOYMENT TERMINATED EFFECTIVE SEPTEMBER 30, 1997.

       Ostern shall remain an employee of Fotoball pursuant to the Employment Agreement to and including September 30, 1997. Effective September 30, 1997, Ostern's Employment Agreement with Fotoball shall be terminated.

IV.    CONSULTING SERVICES.

       Effective October 1, 1997 to and including December 31, 1998, Eastwoods, by whom Ostern is employed, shall render consulting services to Fotoball pursuant to the Consulting Agreement, a true and correct copy of which is attached hereto as Exhibit "B."

V.     DISMISSAL OF ACTION WITH PREJUDICE.

       Within five (5) days of Fotoball's execution of this Agreement, Ostern shall dismiss the Action with prejudice as to all parties. Ostern shall serve Fotoball's counsel with a conformed copy of the dismissal.

VI.    CONFIDENTIALITY.

       The Parties and their Associated Entities agree not to disclose the terms and conditions of this Agreement to any third person or entity except in one or more of the following circumstances:

       A.  Disclosure With Consent.

       The Parties may disclose the terms of this Agreement with the prior, written consent of the other Party.

       B.  Disclosure When Required By Law

       The Parties may discuss the terms of this Agreement when otherwise required by law.

VII.   NON-DISPARAGEMENT; PUBLIC STATEMENT.

       The Parties agree that from and after the date of this Agreement, they will refrain from making disparaging remarks about the other Party, and will not disparage the other Party, its agents, employees, officers, directors, partners or other representatives.

       Pursuant to Paragraph VI of this Agreement, the Parties agree that in the event they are contacted at any time by any third party person or entity enquiring about this Agreement, the Consulting Agreement, the Employment Agreement, or any aspect of the relationship between Ostern and Fotoball, past, present or future, the Parties shall respond with the following statement, only: "Mr. Ostern and Fotoball have mutually agreed to terminate Mr. Ostern's employment agreement with Fotoball effective October 1, 1997. Thereafter, Eastwoods, with whom Mr. Ostern is affiliated, will provide certain consulting services to Fotoball through December 31, 1998."

VIII.  RELEASES, WAIVERS AND INDEMNIFICATIONS.

       A.  Mutual General Release

       Ostern and Eastwoods, for themselves and on behalf of each of their Associated Entities and Persons, hereby fully and forever release, acquit, and discharge Fotoball and each of its Associated Entities and Persons, from any and all Claims and Costs, except as expressly provided in this Agreement.

       Fotoball, for itself and on behalf of each of its Associated Entities and Persons, hereby fully and forever releases, acquits, and discharges Ostern and Eastwoods and each of their Associated Entities and Persons, from any and all Claims and Costs except as expressly provided in this Agreement.

       B.  Waiver of Civil Code Section 1542.

       The Parties, for themselves and on behalf of each of their Associated Entities and Persons, acknowledge that their releases include Claims and Costs which they do not know or suspect to exist; and hereby waive all rights which may exist under California Civil Code Section 1542, which provides as follows:

       "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

IX.    NO ASSIGNMENT.

       Each Party represents and warrants that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any Claims or Costs herein released, and that it is the sole owner of such Claims and Costs.

X.     COVENANT NOT TO SUE.

       Ostern and Eastwoods shall not make, assert or maintain any action, demand or lawsuit against Fotoball or any of its Associated Entities and Persons for Claims and Costs released by this Agreement; and Fotoball shall not make, assert or maintain any action, demand or lawsuit against Ostern and Eastwoods or any of their Associated Entities and Persons for Claims and Costs released by this Agreement. No Party shall aid, cause or otherwise encourage others, and their Associated Entities and Persons, to make, assert or maintain any action, demand or lawsuit against any other Party.

XI.    EXIT INTERVIEW.

       Upon execution of this Agreement, Ostern shall participate in an exit interview. At this exit interview, Ostern shall deliver to Fotoball all Confidential Information (as defined in the Consulting Agreement) , files, records, books, locks, keys, samples, combinations, and other property in his possession or under his control which belongs to Fotoball. Ostern also shall disclose all persons or entities with whom Ostern has communicated with respect to Fotoball business during the term of Ostern's employment with Fotoball up to and including the date of the exit interview, including, but not limited to, a project with Denny's Restaurants. Ostern, on behalf of Eastwoods, shall receive the first payment of $50,000 under the Consulting Agreement after executing this Agreement, the Consulting Agreement, and upon completion of the exit interview.

XII.   PARTIES TO EACH BEAR THEIR OWN COSTS.

       The Parties shall each bear their own Costs incurred in connection with the matters referred to in this Agreement, and in negotiating, preparing and signing this Agreement.

XIII.  ATTORNEYS' FEES.

       Should any dispute arise pertaining to this Agreement, the prevailing Party in any litigation shall be entitled, among other things, to recover reasonable attorneys' fees and costs incurred in connection with such dispute.

XIV.   FURTHER ASSURANCES.

       The Parties shall perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the intent of this Agreement.

XV.    NO ADMISSION.

       The Parties agree and acknowledge that this Agreement is the result of a compromise and shall never be construed as an admission by any Party or any of their Associated Entities and Persons of any liability or responsibility whatsoever, and that each Party, and each of their Associated Entities and Persons, specifically disclaim any liability or responsibility.

XVI.   GOVERNING LAW.

       This Agreement is made and entered into at San Diego, California, and shall be interpreted, enforced and governed by and under the laws of California.

XVII.  INTEGRATION.

       This Agreement constitutes the final, complete and exclusive agreement and understanding between and among the Parties, and supersedes all prior or contemporaneous written or oral agreements. The Parties each acknowledge that there are no representations, warranties, agreements, arrangements or understandings other than as expressly contained in this Agreement.

XVIII. INDEPENDENT ADVICE.

       The Parties each acknowledge that they have received independent legal advice with respect to the advisability of making this Agreement, and specifically with respect to the meaning and effect of waiving California Civil Code Section 1542.

XIX.   TAX CONSEQUENCES.

       The Parties acknowledge and understand that there may be certain tax consequences connected with entering into this Agreement and by executing this Agreement, each Party confirms that neither any other Party nor any other Party's counsel have made any representations in that regard. The Parties further acknowledge that the separate tax obligations of each Party are the sole responsibility of that Party.

XX.    SEVERABILITY.

       If a provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall: be rewritten by the Court to be legal and valid as long as the rewritten provision remains consistent with the intent of the Parties expressed herein; or deemed to be severed and deleted. Neither such revision nor such severance and deletion shall affect the validity of the remaining provisions.

XXI.   SUCCESSORS AND ASSIGNS.

       This Agreement shall apply to, bind and inure to the benefit of the Parties and each of their Associated Entities and Persons.

XXII.  COUNTERPARTS.

       This Agreement may be executed in one or more counterparts all of which together shall constitute one and the same Agreement.

XXIII. INTERPRETATION.

       The Parties have each agreed to the use of the particular language of the provisions of this Agreement, and any question of doubt ful interpretation shall not be resolved by any rule of interpretation providing for interpretation against the Parties who cause an uncertainty to exist or against the drafter.

XXIV.  NO ORAL MODIFICATIONS.

       This Agreement may be amended or modified in writing only, signed by the Parties to be charged or bound by such amendment or modification.

XXV.   AUTHORITY

       Each of the signatories to this Agreement represents and warrants that he or she has the right power and authority to execute this Agreement on behalf of his or her respective entity.

THE FOREGOING IS APPROVED AND AGREED

Dated:  10/10/97                 /s/ Fred S. Ostern
        --------                 -----------------------------
                                 Fred S. Ostern

                                 THE EASTWOOD GROUP, INC.

Dated:  10/10/97                 /s/ Fred S. Ostern
        --------                 -----------------------------
                                 By: Fred S. Ostern, President

                                 FOTOBALL USA, INC.

Dated:  10/10/97                 /s/ Michael Favish
        --------                 -----------------------------
                                 By: Michael Favish

APPROVED AS TO FORM AND CONTENT:

SELTZER CAPLAN WILKINS & McMAHON
A Professional Corporation

By:  /s/ Julie P. Dubick
     -------------------
     Julie P. Dubick
Attorneys for Fotoball USA, Inc.

SPARBER. FERGUSON. PONDER & RYAN

By: /s/ Richard J. Annen
    --------------------
    Richard J. Annen
Attorneys for Fred S. Ostern


                              CONSULTING AGREEMENT

      This Consulting Agreement is made as of October 1, 1997 ("Effective Date"), between and among: The Eastwoods Group, Inc. ("Eastwoods") and
Fred S. Ostern, on the one hand, and Fotoball USA, Inc., a Delaware corporation ("Fotoball") on the other hand (sometimes referred to individually and collectively as "Party" or "Parties").

I.    CONSULTING SERVICES.

      Effective October 1, 1997 to and including December 31, 1998 ("Term"), Eastwoods shall render consulting services to Fotoball ("Consulting Services") pursuant to this Consulting Agreement.

      A.  Compensation.

          So long as Eastwoods and Ostern fully perform the obligations and covenants of this Consulting Agreement, Fotoball shall make the following payments to Eastwoods, totalling not more than $350,000:


          1.  Payments in 1997.

          Fotoball shall pay by check to Eastwoods three (3) payments of $50,000 each on the following dates: October 1, 1997 (or upon completion of Ostern's exit interview under the Settlement Agreement), November 1, 1997 and December 1, 1997, for a total payment in 1997 of $150,000.


          2.  Payments in 1998.

          Commencing January 1, 1998, Fotoball shall pay by check to Eastwoods the sum of $16,666.66 on the first day of each month for twelve (12) consecutive months, for a total payment in 1998 of $200,000.


          The payments shall be made by mail on the first day of the month addressed to: The Eastwoods Group, 3121 Hamburg Square, La Jolla, California 92037, or such other address as Fotoball may be notified in writing.
If the first day of the month falls on a weekend or holiday, Fotoball may pay Ostern on the next available business day.

      B.  Status of Eastwoods.

          Eastwoods is, and shall at all times be, acting and performing as an independent contractor with respect to Fotoball. Fotoball and Eastwoods shall not be in the relationship of employer-employee, partners or joint venturers, and neither party shall have the authority to obligate or bind the other to any contract, obligation or undertaking whatsoever.

II.   NON-COMPETITION/NON-SOLICITATION.

      A.  Non-Competition.

          During the Term of this Consulting Agreement, Eastwoods and Ostern agree that Eastwoods, and any employee, officer or director of Eastwoods, including Ostern, or any other person or entity affiliated with Ostern, shall not directly or indirectly seek to market or sell any "core product categories" marketed by Fotoball at any time on or before December 31, 1998. "Core product categories" are sports balls, hockey pucks, miniature tires and lapel pins.

      B.  Core Product Referral.

          From October ll, 1997 to and including December 31, 1998, in the event Eastwoods, any employee, officer or director of Eastwoods, including Ostern, or any other person or entity affiliated with Ostern, is solicited, contacted or otherwise approached by a person or entity desiring to conduct core product promotions of sports balls, hockey pucks, miniature tires or lapel pins marketed by Fotoball at any time on or before December 31, 1998, Eastwoods or Ostern shall, within 72 hours of such contact refer any and all such persons or entities directly to Fotoball by letter directed to Michael Favish.

      C.  Non-Solicitation.

          During the Term of this Consulting Agreement, Eastwoods and
Ostern agree that Eastwoods, and any employee, officer or director of Eastwoods, including Ostern, and any other person or entity affiliated with Ostern, shall not, on its own behalf or on behalf of any person or entity, directly or indirectly hire or solicit the employment of any employee who has been employed by Fotoball during the Term of this Consulting Agreement.

      D.  Injunctive Relief.

          Ostern, Eastwoods and Fotoball agree that the covenants of non-competition and non-solicitation are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise and modify such provision or provisions of these covenants and to enforce the remainder of these covenants as so amended. Ostern and Eastwoods agree that any breach of the covenants contained herein would irreparably injure Fotoball. Accordingly, Ostern and Eastwoods agree that Fotoball, in addition to pursuing any other remedies it may have in law or in equity, may obtain an injunction against Ostern and/or Eastwoods from any court having jurisdiction over the matter, restraining any further violation of this section.

III.  CONFIDENTIAL INFORMATION.

      A. Eastwoods and Ostern agree that they will not at any time, either during the Term of this Consulting Agreement or thereafter, use, disclose or make accessible to any other person, firm, partnership, corporation or any other entity, any Confidential Information (as defined below) pertaining to the business of Fotoball except if required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of Fotoball, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Fotoball to divulge, disclose or make accessible such information. For purposes of this Consulting Agreement, "Confidential Information" shall mean nonpublic information concerning Fotoball's financial data, statistical data, strategic business plans, product development (or other proprietary product data), customer and supplier lists, customer and supplier information, information relating to practices, processes, methods, trade secrets, marketing plans and other nonpublic, proprietary and confidential information of Fotoball; provided, however, that Confidential Information shall not include any information which (i) is known generally to the public other than as a result of unauthorized disclosure by Eastwoods, (ii) become available to Eastwoods on a nonconfidential basis from a source other than Fotoball, or (iii) was available to Eastwoods on a nonconfidential basis prior to its disclosure to Eastwoods by Fotoball. It is specifically understood and agreed by Eastwoods and Ostern that any Confidential Information received by Ostern during his employment with Fotoball is deemed Confidential Information for purposes of this Consulting Agreement.

      B. Upon the termination of the Consulting Services or whenever requested by Fotoball, Eastwoods and Ostern shall immediately deliver to Fotoball all Confidential Information, if any, in their possession or under their control which belongs to Fotoball and was gained after the exit interview under Section XI of the Settlement Agreeinent between the Parties.

IV.   GOVERNING LAW.

      This Consulting Agreement is made and entered into at San Diego, California, and shall be interpreted, enforced and governed by and under the laws of California.

V.    INTEGRATION.

      This Consulting Agreement constitutes the final, complete and exclusive agreement and understanding between and among the Parties, and supersedes all prior or contemporaneous written or oral agreements.
The Parties each acknowledge that there are no representations, warranties, agreements, arrangements or understandings other than as expressly contained in this Consulting Agreement.

VI.   INDEPENDENT ADVICE.

      The Parties each acknowledge that they have received independent legal advice with respect to the advisability of entering into this Consulting Agreement.

VII.  SEVERABILITY.

      If a provision of this Consulting Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall: be rewritten by the Court to be legal and valid as long as the rewritten provision remains consistent with the intent of the Parties expressed herein; or deemed to be severed and deleted. Neither such revision nor such severance and deletion shall affect the validity of the remaining provisions.

VIII. ATTORNEYS' FEES.

      Should any dispute arise pertaining to this Consulting Agreement, the prevailing Party in any litigation shall be entitled, among other things, to recover reasonable attorneys' fees and costs incurred in connection with such dispute.

IX.   SUCCESSORS AND ASSIGNS.

      This Consulting Agreement shall apply to, bind and inure to the benefit of the Parties and each of their Associated Entities and Persons.

X.    INTERPRETATION.

      The Parties have each agreed to the use of the particular language of the provisions of this Consulting Agreement, and any question of doubtful interpretation shall not be resolved by any rule of interpretation providing for interpretation against the Parties who cause an uncertainty to exist or against the drafter.

XI.   NO ORAL MODIFICATIONS.

      This Consulting Agreement may be amended or modified in writing only, signed by the Parties to be charged or bound by such amendment or modification.

XII.  AUTHORITY.

      Each of the signatories to this Consulting Agreement represents and warrants that he or she has the right power and authority to execute this Consulting Agreement on behalf of his or her respective entity.

THE FOREGOING IS APPROVED AND AGREED:

Dated:  10/10/97                 /s/ Fred S. Ostern
        --------                 -----------------------------
                                 Fred S. Ostern

                                 THE EASTWOOD GROUP, INC.

Dated:  10/10/97                 /s/ Fred S. Ostern
        --------                 -----------------------------
                                 By: Fred S. Ostern, President

                                 FOTOBALL USA, INC.

Dated:  10/10/97                 /s/ Michael Favish
        --------                 -----------------------------
                                 By: Michael Favish

APPROVED AS TO FORM AND CONTENT:

SELTZER CAPLAN WILKINS & McMAHON
A Professional Corporation

By:  /s/ Julie P. Dubick
     -------------------
     Julie P. Dubick
Attorneys for Fotoball USA, Inc.

SPARBER. FERGUSON. PONDER & RYAN

By: /s/ Richard J. Annen
    --------------------
    Richard J. Annen
Attorneys for Fred S. Ostern